Exhibit 3.2

BY-LAWS

of

STEEL NEWCO INC.

dated as of July 23, 2025

-i-

-ii-

ARTICLE I
OFFICES

SECTION 1.      REGISTERED OFFICE – The address, including street, number, city, and county, of the registered office of Steel NewCo Inc. (the “Corporation”) in the County of Gwinnett, State of Georgia is 2 Sun Court, Suite 400, Peachtree Corners, GA 30092, and the name of the registered agent of the Corporation in the State of Georgia at such address is Corporation Service Company.

SECTION 2.      OTHER OFFICES – The Corporation may have other offices, either within or without the State of Georgia, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

SECTION 1.      ANNUAL MEETINGS – Annual meetings of shareholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Georgia, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.  At each annual meeting, the shareholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.      SPECIAL MEETINGS – Special meetings of the shareholders for any purpose or purposes may be called by unanimous resolution of the Board of Directors (which shall include both the Synovus Director and the Pinnacle Director).

SECTION 3.      VOTING – Each shareholder entitled to vote in accordance with the terms of the Articles of Incorporation of the Corporation and these By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.  All elections for directors and all other questions shall be decided by unanimous vote of the holders of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon except as otherwise required by the laws of the State of Georgia.

A complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is entitled to be present.

SECTION 4.       QUORUM – Except as otherwise required by law, by the Articles of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of shareholders holding shares constituting all of the voting power of the Corporation shall constitute a quorum at all meetings of the shareholders.  In case a quorum shall not be present at any meeting, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present.  At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5.      NOTICE OF MEETINGS – Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting.  No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.

SECTION 6.      ACTION WITHOUT MEETING – Unless otherwise required by the Articles of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares of stock of the Corporation entitled to vote thereon.

ARTICLE III
DIRECTORS

SECTION 1.      NUMBER AND TERM – The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of two (2) persons, one of whom shall be a duly appointed officer of Synovus (the “Synovus Director”) and one of whom shall be a duly appointed officer of Pinnacle (the “Pinnacle Director”).  Directors shall be elected at the annual meeting of shareholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify.  A director need not be a shareholder.

SECTION 2.      RESIGNATIONS – Any director may resign at any time.  Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.      VACANCIES – All vacancies resulting from the cessation of service by any Synovus Director shall be filled by Synovus (so long as Synovus is a shareholder), who shall hold office for the unexpired term and until his or her successor shall be duly chosen.  All vacancies resulting from the cessation of service by any Pinnacle Director shall be filled by Pinnacle (so long as Pinnacle is a shareholder), who shall hold office for the unexpired term and until his or her successor shall be duly chosen.  If the office of any director becomes vacant and there are no remaining directors, the shareholders, by the unanimous vote of the holders of shares constituting all the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

SECTION 4.      MEETINGS – The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the shareholders; or the time and place of such meeting may be fixed by consent of all the Directors.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors may be called by the Secretary on the written request of any director, on at least one day’s notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the notice of the meeting.

Unless otherwise restricted by the Articles of Incorporation of the Corporation or these By-Laws, members of the Board of Directors may participate in any meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 5.      QUORUM AND BOARD ACTION – The presence of all of the Directors shall constitute a quorum for the transaction of business.  If at any meeting of the Board of Directors there shall be less than a quorum present, the Director present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.  The unanimous vote of all of the Directors (which shall include both the Synovus Director and the Pinnacle Director) shall be required for action by the Board of Directors except as otherwise required by the laws of the State of Georgia.

SECTION 6.      COMPENSATION – Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 7.      ACTION WITHOUT MEETING – Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors (which shall include both the Synovus Director and the Pinnacle Director) and such written consent is filed with the minutes of proceedings of the Board of Directors.

ARTICLE IV
OFFICERS

SECTION 1.      OFFICERS – The officers of the Corporation shall be two Co-Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified.  In addition, the Board of Directors may elect such Vice Presidents, Assistant Secretaries and Assistant Treasurers as it may deem proper.  The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 2.      CO-PRESIDENT – Each Co-President shall have such powers and shall perform such duties as shall be specifically assigned to him or her by the Board of Directors.

SECTION 3.      VICE PRESIDENTS– Each Vice President shall have such powers and shall perform such duties as shall be specifically assigned to him or her by the Board of Directors.

SECTION 4.      TREASURER– The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.  He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors or any Co-President, taking proper vouchers for such disbursements.  He or she shall render to the Co-Presidents and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 5.      SECRETARY– The Secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Board of Directors, upon whose request the meeting is called as provided in these By-Laws.  He or she shall record all the proceedings of the meetings of the Board of Directors and the shareholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be specifically assigned to him or her by the Board of Directors or the Co-Presidents, acting jointly.

SECTION 6.       ASSISTANT TREASURERS AND ASSISTANT SECRETARIES – Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be specifically assigned to them, respectively, by the Board of Directors.

ARTICLE V
MISCELLANEOUS

SECTION 1.      CERTIFICATES OF STOCK– Shares of the Corporation’s stock may be certificated or uncertificated. Any or all of the signatures on any certificated shares may be by facsimile. In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be an officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be an officer, transfer agent or registrar of the Corporation. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

SECTION 2.      LOST CERTIFICATES – A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3.      TRANSFER OF SHARES– The shares of stock of the Corporation shall not be transferable without the unanimous consent of the Board of Directors (which shall include both the Synovus Director and the Pinnacle Director), and if such consent is obtained, only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and, upon such transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued.  A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.      RECORD DATE WITH REGARD TO SHAREHOLDER ACTION – If not otherwise fixed under the Georgia Business Corporation Code, as amended from time to time (the “Code”) Section 14-2-703 or 14-2-707, the record date for determining shareholders entitled to notice of and entitled to vote at an annual or special shareholders’ meeting is the close of business on the day before the first notice is delivered to shareholders.  The Board of Directors may fix a future date as the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action (except an action provided for in Section 5 of this Article V).  Any future date fixed as a record date may not be more than seventy (70) days before the date on which the meeting is to be held or the action requiring a determination of shareholders is to be taken.  A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.  If the Board of Directors does not fix a future date as a record date, the corporation will determine the record date in accordance with the Code.

SECTION 5.      RECORD DATE WITH REGARD TO DISTRIBUTIONS– Subject to the provisions of the Articles of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate.  Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

SECTION 6.      DIVIDENDS– The Board of Directors may fix a future date as the record date in order to determine shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Corporation’s shares).  If the Board of Directors does not fix a future date as the record date, the Corporation will determine the record date in accordance with the Code.

SECTION 7.      FISCAL YEAR– The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 8.      CHECKS– All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9.      NOTICE AND WAIVER OF NOTICE– Whenever any notice is required to be given under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing.  Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.  Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.

ARTICLE VI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

SECTION 1.      DEFINITIONS

As used in this Article, the term:

(a)          “Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b)          “director” or “officer” means an individual who is or was a director or board-elected officer, respectively, of the Corporation or who, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity.  A director or officer is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan.  “Director” or “officer” includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

(c)        “disinterested director” or “disinterested officer” means a director or officer, respectively who at the time of an evaluation referred to in Section 5(b) is not:

(i)          A party to the proceeding; or

(ii)        An individual having a familial, financial, professional, or employment relationship with the person whose advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s or officer’s judgment when voting on the decision being made.

(d)          “expenses” includes counsel fees.

(e)          “liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(f)          “party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(g)         “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

(h)        “Reviewing Party” shall mean the person or persons making the determination as to reasonableness of expenses pursuant to Section 5 of this Article, and shall not include a court making any determination under this Article or otherwise.

SECTION 2.      BASIC INDEMNIFICATION ARRANGEMENT

(a)         The Corporation shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding; provided, however that the Corporation shall not indemnify a director or officer under this Article for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

(i)          For any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

(ii)         For acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii)        For the types of liability set forth in Section 14-2-832 of the Code; or

(iv)        For any transaction from which he or she received an improper personal benefit.

(b)         If any person is entitled under any provision of this Article to indemnification by the Corporation for some portion of liability incurred by him or her, but not the total amount thereof, the Corporation shall indemnify such person for the portion of such liability to which he or she is entitled.

SECTION 3.      ADVANCES FOR EXPENSES

(a)          The Corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the Corporation:

(i)         A written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in Article VI, Section 2(a) above; and

(ii)        His or her written undertaking (meeting the qualifications set forth below in Article VI, Section 3(b) to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification under this Article or the Code.

(b)       The undertaking required by Article VI, Section 3(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to the financial ability of the proposed indemnitee to make repayment.  If a director or officer seeks to enforce his or her rights to indemnification in a court pursuant to Section 4 below, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.

SECTION 4.      COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES

(a)         A director or officer who is a party to a proceeding because he or she is a director or officer may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.  For purposes of this Article, the Corporation hereby consents to personal jurisdiction and venue in any court in which is pending a proceeding to which a director or officer is a party.  Regardless of any determination by the Reviewing Party as to the reasonableness of expenses, and regardless of any failure by the Reviewing Party to make a determination as to the reasonableness of expenses, such court’s review shall be a de novo review.  After receipt of an application and after giving any notice it considers necessary, the court shall:

(i)          Order indemnification or advance for expenses if it determines that the director or officer is entitled to indemnification or advance for expenses; or

(ii)         Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or officer, or to advance expenses to the director or officer, even if the director or officer failed to comply with the requirements for advance of expenses, or was adjudged liable in a proceeding referred to in Article VI, Section 2(a)(iv) above.

(b)         If the court determines that the director or officer is entitled to indemnification or advance for expenses, the Corporation shall pay the director’s or officer’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

SECTION 5.      DETERMINATION OF REASONABLENESS OF EXPENSES

(a)       The Corporation acknowledges that indemnification of a director or officer under Article VI, Section 2 above has been pre-authorized by the Corporation as permitted by Section 14-2-859(a) of the Code, and that pursuant to authority exercised under Section 14-2-856 of the Code, no determination need be made for a specific proceeding that indemnification of the director or officer is permissible in the circumstances because he or she has met a particular standard of conduct.  Nevertheless, except as set forth in Article VI, Section 5(b) below, evaluation as to reasonableness of expenses of a director or officer for a specific proceeding shall be made as follows:

(i)        If there are two or more disinterested directors, by the board of directors of the Corporation by all disinterested directors (whom shall for such purpose constitute a quorum); or

(ii)        By the shareholders, but shares owned by or voted under the control of a director or officer who at the time does not qualify as a disinterested director or disinterested officer may not be voted on the determination.

(b)       Notwithstanding the requirement under Article VI, Section 5(a) that the Reviewing Party evaluate the reasonableness of expenses claimed by the proposed indemnitee, any expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by Article VI, Section 5(a) within sixty (60) days following the later of:

(1)          the Corporation’s receipt of the affirmative undertaking required by Article VI, Section 3(a); or

(2)          the Corporation’s receipt of invoices for specific expenses to be reimbursed or advance.

SECTION 6.      INDEMNIFICATION OF EMPLOYEES AND AGENTS

The Corporation may indemnify and advance expenses under this Article to an employee or agent of the Corporation who is not a director or officer to the same extent and subject to the same conditions that a Georgia corporation could, without shareholder approval under Section 14-2-856 of the Code, indemnify and advance expenses to a director, or to any lesser extent (or greater extent if permitted by law) determined by the Board of Directors, in each case consistent with public policy.

SECTION 7.       LIABILITY INSURANCE

The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article or the Code.

SECTION 8.      WITNESS FEES

Nothing in this Article shall limit the Corporation’s power to pay or reimburse expenses incurred by a person in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

SECTION 9.      REPORT TO SHAREHOLDERS

To the extent and in the manner required by the Code from time to time, if the Corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance to the shareholders.

SECTION 10.    SECURITY FOR INDEMNIFICATION OBLIGATIONS

The Corporation may at any time and in any manner, at the discretion of the board of directors, secure the Corporation’s obligations to indemnify or advance expenses to a person pursuant to this Article.

SECTION 11.     NO DUPLICATION OF PAYMENTS

The Corporation shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

SECTION 12.    SUBROGATION

In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

SECTION 13.    CONTRACT RIGHTS.

The right to indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these bylaws.

SECTION 14.    SPECIFIC PERFORMANCE

In any proceeding brought by or on behalf of an officer or director to specifically enforce the provisions of this Article, the Corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the Corporation shall not urge in any such proceeding the claim or defense that such remedy at law exists.  The provisions of this Section 14, however, shall not prevent the officer or director from seeking a remedy at law in connection with any breach of the provisions of this Article.

SECTION 15.    NON-EXCLUSIVITY, ETC.

The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he or she may have under contract or the Code or otherwise.

SECTION 16.     AMENDMENTS

It is the intent of the Corporation to indemnify and advance expenses to its directors and officers to the full extent permitted by the Code.  To the extent that the Code is hereafter amended to permit a Georgia business Corporation to provide to its directors greater rights to indemnification or advancement of expenses than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification or more liberal advancement of expenses to the Corporation’s directors and officers, in each case consistent with the Code.  No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

SECTION 17.    SEVERABILITY

To the extent that the provisions of this Article are held to be inconsistent with the provisions of Part 5 of Article 8 of the Code, such provisions of the Code shall govern.  In the event that any of the provisions of this Article (including any provision within a single Section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

ARTICLE VII
AMENDMENTS

These By-Laws may be altered, amended or repealed at any annual meeting of the shareholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the unanimous vote of the holders of shares constituting all of the voting power of the Corporation.  Except as otherwise provided in the Articles of Incorporation of the Corporation, the Board of Directors may by unanimous vote of those present at any meeting at which a quorum is present, or by unanimous written consent in accordance with the Code (which, in each case, shall include both the Synovus Director and the Pinnacle Director), alter, amend or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.